February 1, 2017

TO:	All Stockholders (Addressed Individually)
SUBJECT:	Report from the President

At the Bank

Positioned to Thrive in 2017

We began 2017 with advances levels of $109.2 billion – an increase of 16.8 percent from the level at which we started 2016. This continued growth throughout the year reflected increased funding demands from our members as well as our continuing ability to meet the needs of our membership. As a result of this increased activity, advances balances reached historic levels in 2016, and we began this year with the highest level of advances to start a year since 2009. Advances are at the center of everything we do, and as we begin a new year, our cooperative is well-positioned to continue to serve as a reliable partner for our members.

The reliability of the Federal Home Loan Bank System is reflected in our debt franchise, the strength of which was highlighted in the pages of The Wall Street Journal in a January 24th article which focused on the System’s increased debt issuance in 2016. Of course, certain market factors helped contribute to this increase last year, and we cannot predict how global events and potential regulatory and policy actions will shape the market this year. But as David Messerly, the director of Investor Relations at the Federal Home Loan Banks’ Office of Finance, noted in the article: “Demand for our debt is strong, and that’s a good thing. It keeps liquidity flowing to member banks so they can keep lending.”

We begin 2017 with a stable cooperative, a healthy System and a strong debt franchise. We also begin the year with a new Administration and Congress in Washington. As we move through 2017, we will continue to work with local and national lawmakers and regulators to help ensure that policymakers continue to understand and appreciate the important role the Federal Home Loan Banks and our members play in communities across our nation.

Mourning FHLBNY Director Caren Franzini

We also begin 2017 with heavy hearts. On January 25th, Caren Franzini, a Director on our Board and a vital member of the New Jersey community, passed away at her home after a battle with cancer. From 1994 to 2012, Caren led New Jersey’s Economic Development Authority, helping to drive growth across the Garden State. As New Jersey Governor Chris Christie noted, “Caren was a tireless advocate for New Jersey’s business community and a passionate public servant.” We witnessed this passion in our Board Room, where Caren served as an active member of our Audit, Housing and Strategic Planning Committees, helping to ensure that the Bank maintained its focus on our housing mission and our strategic vision to be a balanced provider of liquidity to members in all operating environments. In the year she served as a Director, Caren’s expertise and insight strengthened our cooperative. The time Caren spent as a member of our Board was far too brief, and we all miss our friend and colleague.

Sincerely,

José R. González
President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.